UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CIT GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	65-1051192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11 W. 42nd Street
New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
5.625 % Non-Cumulative Perpetual Preferred Stock, Series B	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

File No. 333-221965

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of the Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of 5.625% Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, with a liquidation preference of $25 per share (the “Series B Preferred Stock), which is a series of preferred stock of CIT Group Inc. (the “Company”). The description of the general terms and provisions of the Series B Preferred Stock is contained under the heading “Description of Series B Preferred Stock” in the Company’s Prospectus Supplement, dated November 7, 2019, as filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus, dated as of December 8, 2017, included in the Company’s Registration Statement on Form S-3 (File No. 333-221965), which information is incorporated herein by reference. The Series B Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits.

Exhibit No.	Description
3.1	Fourth Restated Certificate of Incorporation of CIT Group Inc. (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed May 17, 2016)

3.2	Certificate of Designation of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A of CIT Group Inc., dated June 6, 2017 (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed June 7, 2017)

3.3	Certificate of Designation of the 5.625% Non-Cumulative Perpetual Preferred Stock, Series B, of CIT Group Inc.

3.4	Amended and Restated By-laws of CIT Group Inc., as amended through May 15, 2016 (incorporated by reference to Exhibit 3.2 to Form 8-K filed May 17, 2016)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly cause this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 12, 2019	CIT GROUP INC.

	By	/s/ John Fawcett
		Name:	John Fawcett
		Title:	Executive Vice President & Chief Financial Officer